UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012 (April 19, 2012)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2012, the Federal Reserve Bank of Atlanta (the “FRB”) and Community First, Inc. (the “Company”) entered into a Written Agreement (the “Agreement”). Among other things, the Company has agreed in the Agreement that: (i) its board of directors shall take appropriate steps to fully utilize the Company’s financial and managerial resources to serve as a source of strength to Community First Bank & Trust (the “Bank”), a wholly-owned subsidiary of the Company, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Federal Deposit Insurance Corporation on September 20, 2011 and any other supervisory action taken by the Bank’s federal or state regulator; (ii) the Company shall not declare or pay any dividends without the prior written approval of the FRB and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System (the “Director”); (iii) the Company shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the FRB; (iv) the Company and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRB and the Director; (v) the Company and its nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the FRB; (vi) the Company shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the FRB; (vii) within 60 days of the Agreement, the Company shall submit to the FRB an acceptable written plan to maintain sufficient capital at the Company on a consolidated basis; and (viii) within 60 days of the Agreement, the Company shall submit to the FRB a written statement of its planned sources and uses of cash for debt service, operating expenses and other purposes for 2012 and again one month prior to each calendar year subsequent to 2012. The Company is also required to comply with certain notice and approval requirements in connection with director and senior executive officer appointments and is subject to certain restrictions on indemnification and severance payments. In addition, the Company must submit quarterly progress reports to the FRB. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Written Agreement dated as of April 19, 2012 by and between Community First, Inc. and the Federal Reserve Bank of Atlanta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By: /s/ Dianne Scroggins

Name: Dianne Scroggins

Title: Chief Financial Officer

Date: April 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Written Agreement dated as of April 19, 2012 by and between Community First, Inc. and the Federal Reserve Bank of Atlanta.